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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 22, 2004

                                The Bancorp, Inc.
             (Exact name of registrant as specified in its chapter)
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          Delaware                                 333-117385                             23-3016517
(State or other jurisdiction                      (Commission                          (IRS Employer
     of incorporation)                            File Number)                       Identification No.)

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              405 Silverside Road, Wilmington, Delaware             19809
               (Address of principal executive offices)           (Zip Code)

        Registrant's telephone number, including area code: 302-385-5000

           __________________________________________________________
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEMS 1.01 AND 2.01--ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND COMPLETION
OF ACQUISITION OR DISPOSITION OF ASSETS.

         On December 31, 2004, The Bancorp, Inc. (the "Company") and its subsidiary, The Bancorp Bank (the "Bank"), entered into an agreement and plan of merger with James C. Hartman and Arrow Holdings, a Wisconsin general partnership, (collectively, the "Shareholders") pursuant to which Mears Motor Livery Corporation, a Florida corporation ("Mears") merged with and into the Bank (the "Mears Acquisition"). Mears is an automobile leasing business based in Orlando, Florida.

         The principal terms of the Mears Acquisition were as follows:

         o As consideration for their Mears stock, the Shareholders received in the aggregate:

               o 253,126 shares of the Company's common stock (the "Common Stock") and

               o     $1,000,000 in cash.

         o The Shareholders placed in escrow an aggregate of 45,790 shares of the Common Stock. A balance sheet for Mears as of December 31, 2004 will be prepared after the closing. If that balance sheet discloses current earnings of less than $800,000, the Shareholders will forfeit shares of Common Stock in an amount equal to the difference between $800,000 and the actual current earnings, based on a value for each share of Common Stock of $16.00.

         o The Bancorp, Inc. will file a registration statement with the Securities and Exchange Commission to register the resale by the Shareholders of their Common Stock and keep the registration statement effective until the earlier of the date on which the Shareholders have disposed of all of their Common Stock or the date on which they can freely resell their Common Stock pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

         The merger was effective on January 3, 2005. The Bank had provided Mears with lease financing through the merger effective date.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On December 22, 2004, pursuant to an agreement and plan of merger dated July 8, 2004, the Company completed a reorganization whereby the Bank, a 32.7% owned subsidiary, was merged with and into the Company's wholly-owned subsidiary, TBI Acquisition Bank, a Delaware banking corporation (the "Reorganization"). The surviving entity changed its name to The Bancorp Bank and is a wholly-owned subsidiary of the Company. Each share of common stock of the Bank became 1.15 shares of the Company's common stock as a result of the Reorganization. The officers and directors of the Bank and the Company remained unchanged as a result of the Reorganization. A total of 8,265,625 shares of the Company's common stock was issued as a result of the Reorganization, without giving effect to any dissenters rights or the cashing-out of fractional shares.

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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

         Consideration for the Mears Acquisition, described in Item 1.01 above, partially consisted of 253,126 common shares of the Company, par value $1.00. This sale of unregistered securities was exempt under Section 4(2) of the Securities Act as the transaction did not involve a public offering.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

                  I. Mears Acquisition. The required financial statements will be filed with an amendment to this report within the time period required by
Item 9.01(a)(4).

                  II. Reorganization. The Bank's audited balance sheets as of December 31, 2002 and 2003 and its audited statements of operations, statements of changes in shareholders' equity and statements of cash flows for the years ended December 31, 2001, 2002 and 2003 were included in the Company's Registration Statement on Form S-4 (Reg. No. 333-117385) (the "Registration Statement") and are incorporated herein by this reference. Financial statements for the Bank as of and for the nine months ended September 30, 2004 are attached to this report as Exhibit 99.1.

         (b)      Pro Forma Financial Information.

                  I. Mears Acquisition. The required pro forma financial information will be filed with an amendment to this report within the time period required by Item 9.01(b)(2).

                  II. Reorganization. Pro forma financial information relating to the Company and the Bank as of and for the year ended December 31, 2003 was included in the Registration Statement and is incorporated herein by this reference. The other required pro forma financial information will be filed with an amendment to this report within the time period required by Item 9.01(b)(2).

         (c)      Exhibits

                  Exhibit No.   Description
                  -----------   -----------

                      2.1       Mears Acquisition Agreement and Plan of Merger
                      2.2       Reorganization Agreement and Plan of Merger*
                     99.1 Financial statements for the Bank as of and for the nine months ended September 30, 2004.

                  * Previously filed as Annex A to the Registration Statement and by this reference incorporated herein.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    January 6, 2005                 THE BANCORP, INC.


                                         /S/ Marty Egan
                                         --------------------------------------
                                         Marty Egan, Senior Vice President,
                                         Chief Financial Officer and Secretary